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                         WHISTLER INVESTMENTS, INC.
Registered holder :
Certificate number:
Date of issue:
Number:

                                 SPECIMEN

             Incorporated under the laws of the State of Nevada

CERTIFICATE NUMBER   CLASS     PAR VALUE   DATE OF ISSUE  NUMBER OF SHARES
------------------   -----     ---------   -------------  ----------------
***                  COMMON    $0.001


     Capital Stock 70,000,000 Shares $0.001 Par Value Common Stock

                        WHISTLER INVESTMENTS, INC.

THIS CERTIFIES THAT


is the registered holder of 3,800,000 shares of common stock fully paid and non-assessable in the capital of Whistler Investments Inc., and subject to the Articles and Bylaws of the Company, transferable on the books of the Company by the registered holder in person, or by Attorney duly authorized in writing, upon surrender of the Certificate properly endorsed.

                                        IN WITNESS WHEREOF the Company has
                                        caused this Certificate to be signed
                                        by its duly authorized officer

                                        --------------------------------
                                        Dewy Jones, President

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF.